Exhibit 31.1

CERTIFICATION

I, Benjamin Schall, certify that:

1.	I have reviewed this annual report on Form 10-K of Seritage Growth Properties; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Benjamin Schall	Date: March 23, 2016
Benjamin Schall
President and Chief Executive Officer